EXHIBIT 10.31

AMENDMENT NO. 1
TO THE
PURCHASE AND REDEMPTION AGREEMENT

This AMENDMENT NO. 1 TO THE PURCHASE AND REDEMPTION AGREEMENT (this “Amendment”), dated as of December 6, 2023, is made by and among Core & Main, Inc., a Delaware corporation (the “Company”), Core & Main Holdings, LP, a Delaware limited partnership (“Holdings”), CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership (“Fund X Advisor”), CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership (“Fund X Waterworks B1”), CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership (“Fund X-A,” and collectively with Fund X Advisor and Fund X Waterworks B1, the “Class A Selling Stockholders”) and CD&R Waterworks Holdings, LLC, a Delaware limited liability company (the “Paired Interest Selling Stockholder,” and collectively with the Class A Selling Stockholders, the “Selling Stockholders”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of the Purchase and Redemption Agreement, dated as of December 6, 2023 (the “Agreement”).

R E C I T A L S:
WHEREAS, the Audit Committee has approved entry into one or more purchase and redemption agreements with the Company, Holdings and the Selling Stockholders pursuant to which, among other things, (i) Holdings would redeem up to or equal to 6,251,455 Company Partnership Interests and up to or equal to 3,748,545 Selling Stockholder Partnership Interests for up to or equal to 10,000,000 times the Per Partnership Interest Price and (ii) the Company would repurchase from the Class A Selling Stockholders an aggregate of up to or equal to 6,251,455 shares of Class A Common Stock for an aggregate amount up to or equal to 6,251,455 times the Per Share Price;
WHEREAS, the Company, Holdings and the Selling Stockholders (collectively, the “Parties”) are party to the Agreement; and
WHEREAS, the Parties desire to amend certain terms and provisions of the Agreement, in accordance with Section 7.3 of the Agreement, as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.Amendments.
a.The following definitions in the Recitals of the Agreement are hereby amended and restated in their entirety as follows:
“Company Partnership Interests” means up to or equal to 6,251,455 Partnership Interests held by the Company.
“Purchase Amount” means an aggregate amount up to or equal to 6,251,455 times the Per Share Price.
“Purchased Class A Shares” means up to or equal to 38,086, 5,700,486 and 512,883 shares of Class A Common Stock to be purchased by the Company from Fund X Advisor, Fund X Waterworks B1 and Fund X-A, respectively.
“Redemption Amount” means an aggregate amount up to or equal to 10,000,000 times the Per Partnership Interest Price.
“Selling Stockholder Partnership Interests” means up to or equal to 3,748,545 Partnership Interests held by the Paired Interest Selling Stockholder.
2.Miscellaneous.
a.No Other Amendments. Except as expressly provided in Section 1 of this Amendment, the provisions of the Agreement are unchanged and will remain in full force and effect, and nothing in this Amendment will be construed as a waiver of any rights or obligations of the Parties under the Agreement.

b.Entire Agreement. This Amendment and the Agreement, together, (i) constitutes the entire agreement among the Parties with respect to the subject matter of this Amendment and the Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Amendment and the Agreement and (ii) is not intended to confer in or on behalf of any Person not a party to this Amendment and the Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.
c.Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. The parties hereto hereby declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.
d.Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 2(d).
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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

CD&R WATERWORKS HOLDINGS, LLC
By: CD&R Waterworks Holdings, L.P., its manager
By: CD&R Waterworks Holdings GP, Ltd.,
its general partner

By: /s/ Rima Simson Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R FUND X ADVISOR WATERWORKS B, L.P.
By: CD&R Waterworks Holdings GP, Ltd.,
its general partner

By: /s/ Rima Simson Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R FUND X WATERWORKS B1, L.P.
By: CD&R Waterworks Holdings GP, Ltd.,
its general partner

By: /s/ Rima Simson Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R FUND X-A WATERWORKS B, L.P.
By: CD&R Waterworks Holdings GP, Ltd.,
its general partner

By: /s/ Rima Simson Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CORE & MAIN, INC.

By: /s/ Stephen O. LeClair Name: Stephen O. LeClair
Title: Chief Executive Officer

CORE & MAIN HOLDINGS, LP
By: Core & Main, Inc.,
its general partner

By: /s/ Stephen O. LeClair Name: Stephen O. LeClair
Title: Chief Executive Officer

[Signature Page to Purchase and Redemption Agreement Amendment No. 1]

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